UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 19, 2012

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1103 United Success Commercial Centre 508 Jaffe Road, Causeway Bay Hong Kong
(Address of principal executive offices)

+852.3721.3668
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Certain Conventions

Except where the context otherwise requires and for purposes of this filing on Form 8-K only, “China” or “PRC” refers to the People’s Republic of China, and excludes Hong Kong, Macau and Taiwan.

Licensing for the online game Serica (Simplified Chinese version)

Through our subsidiary corporations and affiliates we have licensed the Simplified Chinese version of our online game Serica to Beijing Kunlun World Wide Technology Share Co., Ltd., an enterprise organized under the laws of the PRC (“Kunlun”).

On 19 March 2012, our subsidiary corporation in the PRC, Flying Cloud Information Technology Co. Ltd. (“Flying Cloud”) entered into a Technical Services agreement (the “Technical Services Contract”) with Jurun Information Technology (Shanghai) Co. Ltd. (“Jurun”), in a transaction that is effectively a licensing of the online game Serica. As the copyright ownership of online games that are to be distributed in the PRC is restricted to domestic PRC entities (that is, a natural person who is a citizen or corporations that are not foreign-invested), commercial distribution of any products that are the copyright of Flying Cloud, as a foreign-owned entity, would not be possible. Accordingly, the copyright, for the PRC only, for Serica is held in-trust for Flying Cloud by Jurun as a domestic PRC company. Jurun is incorporated in Pudong, Shanghai and its equity interest is owned by two PRC citizens, who hold the company in-trust for a British Virgin Islands (“BVI”) company, Evident Games Limited (“Evident”), through a series of contractual arrangements that make Jurun a Variable Interest Entity (“VIE”) of Evident. Evident is in turn 52% owned and controlled by Lim Clarke & Co Limited, a BVI company controlled by our Directors that is the majority shareholder of Surna Inc.

An exclusive, global license to publish the Simplified Chinese version of the online game Serica has been granted by Jurun to Kunlun for an up-front licensing fee of RMB 1 million (approximately US$ 160,000) plus a 20% share of operating revenue from the game. Of the up-front fee, 30% is due 7 days after the date of the first closed-beta test of 20 March 2012, 50% 7 working days from the date of the second closed-beta, and 20% 7 working days after the start of open-beta testing. The term of the license is 5 years from date of the commencement of commercial operations. The terms of the Technical Services Contract between Jurun and Flying Cloud mirror the terms of Jurun’s licensing agreement with Kunlun, and provide for Flying Cloud to receive the full economic benefit of the licensing of the Simplified Chinese version of the game.

Under the terms of the contract for development work that was undertaken on the game, 20% of the income derived from the game by Flying Cloud is due to YouQu Interactive (Beijing) Technology Co. Ltd., an enterprise organized under the laws of the PRC, and beneficially owned by a consultant to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 22st of March, 2012.

SURNA INC.
BY:	/s/ Richard Clarke
Richard Clarke, President

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